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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 4, 2006
P.F. Chang’s China Bistro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                     (480) 888-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 4, 2006, the Board of Directors of P.F. Chang’s China Bistro, Inc. (the “Company”), adopted Amended and Restated Bylaws of the Company to change the vote standard for the election of directors in uncontested elections from a plurality of votes cast to a majority of votes cast. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections, where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. In addition, if a nominee who already serves as a director is not elected, the Amended and Restated Bylaws require the director to offer his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board on whether to accept or reject the resignation. The Board will act on the Committee’s recommendation and publicly disclose its decision and supporting rationale within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. A director who offers his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the Board’s decision with respect to his or her resignation. If a director’s resignation is accepted by the Board of Directors or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors in accordance with the Amended and Restated Bylaws.
     The Amended and Restated Bylaws also provide that each nominee for election or reelection as a director of the Company must deliver to the Secretary of the Company at least five days prior to the filing of the Company’s proxy statement in connection with the then current year’s annual meeting of stockholders a written questionnaire with respect to the background and qualification of such person and a written representation and agreement that acknowledges, among other things, the voting requirements noted above and that such person has complied with and will comply with all applicable corporate governance, conflicts, confidentiality, stock ownership and trading policies of the Company.
     Additionally, the Amended and Restated Bylaws provide that the offices of Chief Executive Officer and President may be held by different persons. The Chief Executive Officer of the Company shall, subject to the direction of the Board of Directors, have general supervision, direction and control of the business and the officers of the Company. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board of Directors, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the Company, and such other powers and duties as may be prescribed by the Board of Directors or the Amended and Restated Bylaws.
     The President shall, subject to the direction of the Board of Directors and such supervisory powers as may be given by these Bylaws or the Board to the Chairman of the Board of Directors or the Chief Executive Officer, if such titles are held by other officers, have the responsibility for the general management and control of the business and affairs of the Company and shall perform all duties and have all powers which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Company which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Company, other than the Chairman of the Board of Directors and the Chief Executive Officer. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Company.
     The Amended and Restated Bylaws are effective as of December 4, 2006. The foregoing summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed as Exhibit 3.2 hereto and incorporated herein by reference. The Amended and Restated Bylaws, in addition to this Report on Form 8-K and pursuant to General Instruction B.2 of Form 8-K, are being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
     The press release announcing the Amended and Restated Bylaws is attached hereto as Exhibit 99.1 and pursuant to General Instruction B.2 of Form 8-K, is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3(ii)	Amended and Restated Bylaws
99.1	Press Release announcing Amended and Restated Bylaws

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.
Date: December 5, 2006	/s/ Mark Mumford
Mark Mumford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3(ii)	Amended and Restated Bylaws
99.1	Press Release announcing Amended and Restated Bylaws